Exhibit 99.1

Revance Reports First Quarter 2022 Financial Results, Provides Corporate Update

-	PDUFA date of September 8, 2022 for DaxibotulinumtoxinA for Injection for glabellar lines

-	First quarter total revenue up 89.9% to $25.3 million, with RHA® Collection revenue up 78.9% to $20.8 million; Aesthetic accounts across products and services totaled over 3,500 at quarter-end

-	Closed $300M note purchase agreement and raised $31.8M in net-proceeds through ATM program year-to-date

-	Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn., May 10, 2022 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the first quarter ended March 31, 2022 and provided a corporate update.

Financial Highlights

•

Revenue for the first quarter ended March 31, 2022 was $25.3 million, representing an increase of 89.9% from $13.3 million in the same period in 2021. The increase was primarily due to increased sales of the RHA® Collection of dermal fillers. Revenue for the first quarter included $20.8 million of product revenue from the RHA® Collection of dermal fillers, $3.6 million of collaboration revenue and $0.9 million of service revenue from the company’s fintech platform, OPUL™ [1].

•

Selling, general and administrative (SG&A) expenses for the first quarter ended March 31, 2022 were $45.1 million compared to $49.0 million for the same period in 2021, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The decrease resulted from cost preservation and expense management initiatives, offset by higher sales and marketing expenses related to the RHA® Collection of dermal fillers. Excluding depreciation, amortization and stock-based compensation, non-GAAP SG&A expenses were $35.8 million for the first quarter ended March 31, 2022.

•

Research and development (R&D) expenses for the first quarter ended March 31, 2022 were $30.7 million compared to $27.3 million for the same period in 2021. The increase was primarily due to pre-commercial manufacturing and quality activities, continued product development costs for OPUL™ and higher stock-based compensation expenses, offset by lower costs incurred in connection with clinical trial and regulatory activities. Excluding depreciation, amortization and stock-based compensation, non-GAAP R&D expenses were $24.1 million for the first quarter ended March 31, 2022.

•

Total operating expenses for the first quarter ended March 31, 2022 were $87.5 million compared to $83.3 million for the same period in 2021. Excluding costs of revenue, depreciation and amortization and stock-based compensation, non-GAAP operating expenses for the first quarter ended March 31, 2022 were $59.9 million.

•	Net loss for the first quarter ended March 31, 2022 was $64.3 million compared to a net loss of $71.6 million for the same period in 2021.

•

Cash, cash equivalents and short-term investments as of March 31, 2022 were $262.6 million, reflecting net proceeds of $98.2 million from the issuance of the first tranche note by the company at the closing of the note purchase agreement on March 21, 2022 and net proceeds of $8.9 million from the issuance of shares of common stock pursuant to the company’s at-the-market (ATM) offering during the first quarter of 2022. Year-to-date, the company raised net proceeds totaling $31.8 million under its ATM offering.

“We achieved several key objectives since the beginning of the year that support our strategic priorities for 2022,” said Mark J. Foley, Chief Executive Officer of Revance. “In particular, we completed three consecutive drug substance lots and one drug product lot as part of the qualification of our new working cell bank, obtained the FDA’s acceptance of our BLA resubmission and were granted a new PDUFA date for DaxibotulinumtoxinA for Injection for glabellar lines. We also extended our cash runway and removed our financing overhang with a $300 million note purchase agreement and additional equity raised through our ATM program.”

Foley added, “With a new PDUFA date, our enhanced financial flexibility, and proven commercial strategy and execution, we believe we are well positioned for the significant opportunity ahead. We look forward to continuing to work with the FDA to facilitate their review and remain very focused on executing on our strategic priorities for 2022.”

First Quarter Highlights and Subsequent Updates

•

Prescription Drug User Fee Act (PDUFA) date for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines set for September 8, 2022. On April 21, 2022, the U.S. Food and Drug Administration (FDA) accepted the resubmission of Revance’s BLA for DaxibotulinumtoxinA for Injection for glabellar lines. The FDA designated the BLA as a Class 2 resubmission, which has a six-month review period and includes a required reinspection of the company’s manufacturing facility.

•

RHA® Collection reached all time sales of over $100 million since launch, with first quarter revenue totaling $20.8 million. RHA® Collection revenue for the first quarter represented an increase of 78.9% from the same period in 2021, supported by new account growth and increased account productivity. The number of aesthetic accounts across the RHA® Collection and the company’s fintech platform increased to over 3,500 for the first quarter.

•

Closed $300 million note purchase agreement with Athyrium Capital Management. The note purchase agreement, which closed in March 2022, included committed borrowings of $200 million and an additional option of uncommitted borrowings of up to $100 million. The non-dilutive financing transaction can extend the company’s cash runway into 2024 with $100 million in notes issued at closing and an additional committed $100 million available subject to the FDA approval of DaxibotulinumtoxinA for Injection for glabellar lines.

•

RHA® Redensity dermal filler launch expected in the third quarter of 2022. Revance is currently preparing for the commercial launch of RHA® Redensity’s first indication, which is for the treatment of moderate to severe dynamic perioral rhytids (lip lines) in adults aged 22 or older. RHA® Redensity is expected to further augment the versatility of the RHA® Collection of dermal fillers, which currently includes RHA® 2, 3 and 4.

•

Gross payment volume (GPV) for fintech platforms increased 66.4% from first quarter 2021. Payment processing volume is a key performance indicator for the company’s fintech platform, which includes OPUL™ and the legacy HintMD platform. Revance defines GPV as the total dollar amount of all transactions processed in the period through OPUL™ and HintMD, net of refunds. GPV for the company’s fintech platforms was $154.0 million for the first quarter of 2022, representing a 66.4% increase from the same period in 2021. GPV for the trailing-twelve months ended March 31, 2022 was approximately $570 million.

2022 Financial Outlook

Revance expects 2022 GAAP operating expenses to be $375 million to $400 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation, to be $260 million to $280 million. Revance expects 2022 non-GAAP research and development expense to be $100 million to $110 million. With the current cash, cash equivalents and short-term investments, management projects that the company is funded into 2024, with additional $100 million in notes available under the company’s note purchase agreement, subject to the FDA approval of DaxibotulinumtoxinA for Injection for glabellar lines.

Conference Call

Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on May 10, 2022 to discuss the results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 2779583; or from the webcast link in the investor relations section of the company’s website at: www.revance.com.

A replay of the call will be available beginning May 10, 2022, at 4.30 p.m. PT / 7.30 p.m. ET to May 11, 2022 at 4.30 p.m. PT / 7.30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 2779583. The webcast will be available in the investor relations section on the company’s website for 30 days following the completion of the call.

1.	Fintech platform refers to the OPUL™ Relational Commerce Platform and the company’s legacy HintMD Platform. The company is in the process of migrating existing HintMD customers to the OPUL™ platform.

About Revance

Revance is a commercial stage biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation, long-acting neuromodulator product, DaxibotulinumtoxinA for Injection. Revance has successfully completed Phase 3 clinical programs for DaxibotulinumtoxinA for Injection in glabellar (frown) lines, for which the company is currently pursuing U.S. regulatory approval, and in cervical dystonia. Revance is also evaluating DaxibotulinumtoxinA for Injection in adult upper limb spasticity. Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the OPUL™ Relational Commerce Platform. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which if approved, would be the first and only generic biosimilar to Botox® and Botox® Cosmetic. For more information or to join our team visit us at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

BOTOX® is a registered trademark of Allergan, Inc.

Forward Looking Statements

Any statements in this press release that are not statements of historical fact, including statements related to our 2022 financial outlook, milestone expectations, future expenses, future revenue, expected cash runway, run-rate and financial performance; our ability to address deficiencies identified by the FDA and obtain regulatory approval of DaxibotulinumtoxinA for Injection in glabellar lines; our ability to obtain, and the timing relating to regulatory submissions, approval and meetings with respect to our drug product candidates, including the review of our BLA by the FDA and related timing, and required reinspection of our manufacturing facility; the anticipated launch and related timing of the RHA® Redensity; the rate and degree of commercial acceptance, opportunity and growth potential of the RHA® Collection of dermal fillers, OPUL™, and our product candidates, if approved; our strategic priorities; the initiation, design, enrollment, submission, timing and results of our clinical studies; the safety, efficacy and duration of DaxibotulinumtoxinA for Injection; development of a biosimilar to BOTOX® with our partner, Viatris; our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; the potential benefits of our drug product candidates and our technologies, including DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and the fintech platform; the extent to which our products and services are considered differentiated; and the market, competition and growth potential of OPUL™, the RHA® Collection of dermal fillers and our dug product candidates, if approved, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, our ability to remediate deficiencies identified by the FDA and obtain FDA approval of the BLA for DaxibotulinumtoxinA for Injection for glabellar lines, including as a result of observations made by the FDA during the site inspection or other reasons; our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, future revenues, capital requirements, our financial performance and the economics of DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and OPUL™; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability and the ability of our partners to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process, including the risk that the topline results from the ASPEN-OLS and JUNIPER upper limb spasticity trial are based on our preliminary analysis of key safety and/or efficacy data, the fact that such data may change following a more comprehensive review and such data may not accurately reflect the complete results of the trial, and the FDA may not agree with our interpretation of such results; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of the RHA® Collection of dermal fillers, OPUL™ and our drug product candidates, if approved; our ability to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL™ and our ability to successfully commercialize DaxibotulinumtoxinA for Injection, if approved, and the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with privacy and data protection laws; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; the profitability of and our ability to scale OPUL™, the features and functionalities and benefits to practices and patients of OPUL™; interruptions or performance problems associated with HintMD or OPUL™; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled “Risks Factors” on our Form 10-Q expected to be filed with the SEC on May 10, 2022. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance’s recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors

Revance Therapeutics, Inc.:

Jessica Serra, 626-589-1007

Jessica.serra@revance.com

or

Gilmartin Group, LLC.:

Laurence Watts, 619-916-7620

laurence@gilmartinir.com

Media

Revance Therapeutics, Inc.:

Sara Fahy, 949-887-4476

sfahy@revance.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$198,359	$110,623
Short-term investments	64,231	114,448
Accounts receivable, net	4,471	3,348
Inventories	10,657	10,154
Prepaid expenses and other current assets	7,612	7,544

Total current assets	285,330	246,117
Property and equipment, net	23,496	24,661
Goodwill	146,964	146,964
Intangible assets, net	51,178	55,334
Finance lease right-of-use assets	70,280	—
Operating lease right-of-use assets	43,052	44,340
Restricted cash	5,921	5,046
Other non-current assets	13,325	8,701

TOTAL ASSETS	$639,546	$531,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,020	$10,603
Accruals and other current liabilities	25,315	39,558
Deferred revenue, current	8,980	9,362
Finance lease liabilities, current	18,874	—
Operating lease liabilities, current	4,813	4,746
Derivative liability	3,064	3,020

Total current liabilities	71,066	67,289
Debt, non-current	377,951	280,635
Deferred revenue, non-current	71,650	74,152
Finance lease liabilities, non-current	52,914	—
Operating lease liabilities, non-current	37,920	39,131
Other non-current liabilities	2,504	1,485

TOTAL LIABILITIES	614,005	462,692

STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized both as of March 31, 2022 and December 31, 2021; 71,763,765 and 71,584,057 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	72	72
Additional paid-in capital	1,487,822	1,466,369
Accumulated other comprehensive loss	(59)	(18)
Accumulated deficit	(1,462,294)	(1,397,952)

TOTAL STOCKHOLDERS’ EQUITY	25,541	68,471

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$639,546	$531,163

REVANCE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$20,837	$11,647
Collaboration revenue	3,568	1,511
Service revenue	856	141

Total Revenue	25,261	13,299
Operating expenses:
Cost of product revenue (exclusive of amortization)	7,328	4,217
Cost of service revenue (exclusive of amortization)	565	—
Selling, general and administrative	45,075	49,005
Research and development	30,729	27,251
Amortization	3,785	2,838

Total operating expenses	87,482	83,311

Loss from operations	(62,221)	(70,012)
Interest income	76	97
Interest expense	(1,931)	(1,560)
Changes in fair value of derivative liability	(44)	(59)
Other expense, net	(222)	(105)

Net loss	(64,342)	(71,639)
Unrealized loss	(41)	—

Comprehensive loss	$(64,383)	$(71,639)

Basic and diluted net loss	$(64,342)	$(71,639)

Basic and diluted net loss per share	$(0.94)	$(1.08)

Basic and diluted weighted-average number of shares used in computing net loss per share	68,333,117	66,636,830

REVANCE THERAPEUTICS, INC.

Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense

(In thousands)

(Unaudited)

Three Months Ended March 31, 2022
SG&A expense:
GAAP SG&A expense	$45,075
Adjustments:
Stock-based compensation	(8,164)
Depreciation and amortization	(1,134)

Non-GAAP SG&A expense	$35,777

REVANCE THERAPEUTICS, INC.

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense

(In thousands)

(Unaudited)

Three Months Ended March 31, 2022
R&D expense:
GAAP R&D expense	$30,729
Adjustments:
Stock-based compensation	(6,199)
Depreciation and amortization	(457)

Non-GAAP R&D expense	$24,073

REVANCE THERAPEUTICS, INC.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(In thousands)

(Unaudited)

Three Months Ended March 31, 2022
Operating expense:
GAAP operating expense	$87,482
Adjustments:
Stock-based compensation	(14,363)
Depreciation and amortization	(5,376)
Costs of revenue (exclusive of amortization)	(7,893)

Non-GAAP operating expense	$59,850